                                   EXHIBIT 11

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE



                                                     Three Months Ended June 30,     Six Months Ended June 30,
                                                     ---------------------------     -------------------------
                                                        1997            1996           1997           1996
                                                        ----            ----           ----           ----
PRIMARY NET INCOME (LOSS) PER COMMON SHARE

Net Income (Loss)                                    $   328,976     $   700,984    $  (164,767)   $   395,817
                                                      ----------     -----------     ----------    -----------
Weighted average Common Shares outstanding             6,738,656       6,594,207      6,734,041      6,566,280
Options and warrants assumed to be Common Stock
  equivalents using Treasury Stock Method                 28,145         509,326              0        521,281
                                                      ----------     -----------     ----------    -----------
Weighted average Common Shares
  outstanding, as adjusted                             6,766,801       7,103,033      6,734,041      7,087,581
                                                      ----------     -----------     ----------    -----------
Primary Net Income (Loss) Per Common Share                 $0.05           $0.10         ($0.02)         $0.06
                                                      ----------     -----------     ----------    -----------

FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE

Net Income (Loss)                                    $   328,976     $   700,984      ($164,767)   $   395,817
                                                      ----------     -----------     ----------    -----------
Weighted average Common Shares outstanding             6,738,656       6,594,207      6,734,041      6,566,280
Options and warrants assumed to be Common Stock
  equivalents using Treasury Stock Method                 38,551         654,149              0        598,639
                                                      ----------     -----------     ----------    -----------
Weighted average common shares outstanding, as
  adjusted                                             6,777,207       7,248,356      6,734,041      7,164,919
                                                      ----------     -----------     ----------    -----------
Fully Diluted Net Income (Loss) per Common Share           $0.05           $0.10         ($0.02)         $0.06
                                                      ----------     -----------     ----------    -----------